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                                                               EXHIBIT (A)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            SWISS ARMY BRANDS, INC.

                                       AT

                              $9.00 NET PER SHARE

                                       BY

                             SABI ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                                 VICTORINOX AG

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON MONDAY, AUGUST 19, 2002, UNLESS THE OFFER IS EXTENDED

                                                                   July 23, 2002

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase dated July 23, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by SABI Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Victorinox AG, a corporation organized under the laws of Switzerland ("Victorinox"), to purchase all outstanding shares of Common Stock, par value $.10 per share (the "Shares"), of Swiss Army Brands, Inc., a Delaware corporation ("Swiss Army Brands"), at a price of $9.00 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $9.00 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest,

          2.  The Offer is being made for all outstanding Shares.

          3. A special committee comprised of non-employee directors of the Board of Directors of Swiss Army Brands has unanimously determined that the Offer is advisable, fair to and in the best interests of
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     the stockholders of Swiss Army Brands who are unaffiliated with Victorinox and has unanimously recommended that such unaffiliated stockholders tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on August 19, 2002, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer such number of Shares, which, together with the Shares owned by Purchaser, Victorinox and their affiliates constitutes at least ninety percent (90%) of the then-outstanding Shares. The Offer is also subject to other conditions set forth in the Offer to Purchase. See the Introduction and Section 13 of the Offer to Purchase. The Offer is not conditioned upon any financing conditions.

          6. Tendering stockholders will not be obligated to pay, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares to Purchaser pursuant to the Offer.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Swiss Army Brands Certificates") or, if such Shares are held in book-entry form, timely confirmation of a Book-Entry Transfer (a "Book-Entry Confirmation") of such Shares into the account of the Depositary, at The Depositary Trust Company, (ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Swiss Army Brands Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            SWISS ARMY BRANDS, INC.

                                       BY

                             SABI ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                                 VICTORINOX AG

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 23, 2002, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by SABI Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Victorinox AG, a corporation organized under the laws of Switzerland, to purchase all outstanding shares of Common Stock, par value $.10 per share (the "Shares"), of Swiss Army Brands, Inc., a Delaware corporation, at $9.00 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

     Number of Shares to be Tendered*:
     -------------------------------------- Shares

                                   SIGN HERE:

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                          (SIGNATURE(S) OF HOLDER(S))

Date:
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                         (PLEASE TYPE OR PRINT ADDRESS)

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                        (AREA CODE AND TELEPHONE NUMBER)

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              (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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